UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Immudyne, Inc.

(Name of Registrant as Specified in Its Charter)

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IMMUDYNE, INC.

1460 Broadway

NEW YORK, NY 10036

(866) 351-5907

SUPPLEMENT TO PROXY STATEMENT FOR

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2018

This Supplement to Proxy Statement (this “Supplement”) relates to the Proxy Statement of Immudyne, Inc. (the “Company”) that was first mailed and/or made available to shareholders on or about April 20, 2018 (the “Proxy Statement”). Our Board has decided to postpone the special meeting of stockholders originally scheduled for May 24, 2018 and the meeting will now be held on June 4, 2018 at 10:00 a.m. Eastern Time to allow for more time to obtain a quorum. In addition, the Board hereby amends Proposal No. 1 such that the Board will only effect the Reverse Stock Split in connection with an application to list its Common Stock onto a national securities exchange (NYSE, NYSE American or NASDAQ) and if such Reverse Stock Split is effected, the Company shall proportionately decrease the number of shares the Company is authorized to issue pursuant to the same ratio as the Reverse Split.

All other information presented in the Proxy Statement remains unchanged.

If you have already voted and do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed. You may change your vote and revoke your proxy by (i) voting again by Internet or telephone at a later time before the closing of voting at 11:59 p.m., Eastern Time, on June 3, 2018; (ii) submitting a properly signed proxy card with a later date that is received no later than June 3, 2018; (iii) sending a written statement to that effect to Immudyne, Inc., 1460 Broadway, New York, NY 10036, provided such statement is received no later than June 3, 2018; or (iv) attending the special meeting, revoking your proxy and voting in person.

May 21, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 4, 2018.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY BY MAIL

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.	Please mark boxes [*] or [X] in blue or black ink.	☒

	FOR	AGAINST	ABSTAIN
1. Proposal: Authorizing the Company for a period of up to twelve months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split in a ratio up to 1 for 6, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split, such that the Board will only effect the Reverse Stock Split in connection with an application to list its Common Stock onto a national securities exchange (NYSE, NYSE American or NASDAQ) and if such Reverse Stock Split is effected, the Company shall proportionately decrease the number of shares the Company is authorized to issue pursuant to the same ratio as the Reverse Split.

2. Proposal: To change the name of the Company to “Conversion Labs, Inc.” (the “Name Change”).	☐	☐	☐

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _________________________ Print Name ________________________ Signature ________________________
Print Name ________________________ DATED: _____________________,

SIGNATURE(S) should be exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

[Sign, date and return the Proxy Card promptly using the enclosed envelope.]